SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): January 20, 2007

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  On January 20, 2007, Ingrid Wiik, a Director of the Company, informed the Company that she does not intend to stand for re-election at the Company's 2007 Annual Meeting.

(e)  Effective January 1, 2007, the Board of Directors of the Registrant adopted the Supplemental Savings Plan 2007, a non-qualified deferred compensation plan available to certain executives of the Registrant. Pursuant to the terms of the plan, participants may defer before-tax eligible pay in excess of amounts that may be deferred to the Alpharma Inc Savings Plan. Such deferrals do not receive employer matching contributions.
ITEM 9.01	Financial Statements and Exhibits.

The following Exhibit is filed as a part of this report:
99.1   Alpharma Inc 2007 Supplemental Savings Plan, effective January 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Robert F. Wrobel
Robert F. Wrobel Executive Vice President and Chief Legal Officer

Date: January 25, 2007